EXHIBIT 10.1

                        ADMINISTRATIVE SERVICE AGREEMENT


Odyssey America Reinsurance Corporation, a reinsurance company organized under the laws of the State of Connecticut in the United States of America ("Odyssey America") and Compagnie Transcontinentale de Reassurance, a reinsurance company organized under the laws of France ("Service Provider") enter into this administrative service agreement (this "Agreement") effective July 1, 2000 ("Effective Date").


PREAMBLE:

Odyssey America is a property/casualty reinsurer that has established a branch in Paris (the "Paris Branch") to facilitate the transaction of reinsurance business in France and elsewhere outside the United States.

Service Provider has extensive experience in the operation, including all aspects of administrative operation, of a reinsurance company in France.

Odyssey America desires Service Provider, as an affiliated company, to provide certain administrative and support services (the "services") to the Paris Branch and desires further to enable the Paris Branch to make use in its day-to-day operations of certain property, equipment and facilities (collectively, the "facilities") of Service Provider as Odyssey America may request with respect to the services.

IN CONSIDERATION OF THE FOREGOING, IT IS AGREED AND DECIDED AS FOLLOWS:


ARTICLE 1 - SUBJECT OF THE AGREEMENT

Service Provider herewith agrees to provide to the Paris Branch any administrative and support services that Odyssey America requests including, but not limited to, accounting, tax and auditing, data processing and technical support, purchasing, billing, personnel and general corporate and administrative support.

ARTICLE 2 - OWNERSHIP OF RECORDS

All business records, reports, studies, documents, financial statements and other information generated pursuant to or relating to the operation of Odyssey America are the property of Odyssey America.


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ARTICLE 3 - REMUNERATION

3.1 The parties agree that remuneration due to the Service Provider for services and facilities provided hereunder will be as follows:

         (a) Service Provider shall submit invoices to Odyssey America on a quarterly basis, setting forth the costs and expenses it has incurred during the previous quarter in providing services to Odyssey America pursuant to this Agreement, plus a service fee equal to ten per cent (10%) of the allocable cost of such services.

         (b) Odyssey America shall pay any invoices issued by Service Provider promptly.

         (c) V.A.T. and other applicable tax will be added to invoices issued to Odyssey America by Service Provider.

         (d) Upon termination of this Agreement, Service Provider shall issue Odyssey America a final invoice no later than sixty (60) days after the date of termination. Odyssey America shall pay such final invoice promptly.

ARTICLE 4 - DURATION

4.1 The term of this Agreement shall be twelve (12) months from the Effective Date; provided, however, that Odyssey America may terminate this Agreement at any time upon fifteen (15) days prior written notice to Service Provider. Unless otherwise terminated as provided herein, this Agreement shall automatically renew upon the anniversary of the Effective Date.

4.2 Service Provider may terminate this Agreement at any time during any automatic extension period upon three (3) months' prior written notice to Odyssey America.

ARTICLE 5 - AMENDMENTS

This Agreement may be amended only by written agreement signed by the parties.

ARTICLE 6 - ENTIRE AGREEMENT

This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the
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entire agreement and understanding between the parties in respect of the transactions contemplated hereby.

ARTICLE 7 - GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with French law. The parties hereby agree that the Courts of Paris alone shall have jurisdiction over any suit between the parties arising under this Agreement, notwithstanding the provisions contained in article 48 of the New Civil Procedure Code.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers, duly authorized to do so.


Odyssey America Reinsurance Corporation

  /s/  Michael G. Wacek
-----------------------------------
Name:  Michael G. Wacek
Title: President

Signed at: 300 First Stamford Place, Stamford, Connecticut 06902
On: August 24, 2000
In 2 originals in English and 2 originals in French.


Compagnie Transcontinentale de Reassurance

  /s/  Roland W. Jackson
-----------------------------------
Name:  Roland W. Jackson
Title: President


Signed at: 1, rue de Gramont, 75002 Paris, France

On: August 22, 2000
In 2 originals in English and 2 originals in French.